Exhibit 10.9

LOAN AND SECURITY AGREEMENT

CARDIOMEMS, INC.

	8.3	Material Adverse Change.	12
	8.4	Attachment.	13
	8.5	Insolvency.	13
	8.6	Other Agreements.	13
	8.7	Judgments.	13
	8.8	Misrepresentations.	13
	8.9	Guaranty.	13

9	BANK’S RIGHTS AND REMEDIES		13
	9.1	Rights and Remedies.	13
	9.2	Power of Attorney.	14
	9.3	Bank Expenses.	14
	9.4	Bank’s Liability for Collateral.	14
	9.5	Remedies Cumulative.	15
	9.6	Demand Waiver.	15

10	NOTICES AND WAIVERS		15
	10.1	Notices.	15

11	CHOICE OF LAW , VENUE AND JURY TRIAL WAIVER		15

12	GENERAL PROVISIONS		16
	12.1	Successors and Assigns.	16
	12.2	Indemnification.	16
	12.3	Time of Essence.	16
	12.4	Severability of Provision.	16
	12.5	Amendments in Writing, Integration.	16
	12.6	Counterparts.	16
	12.7	Survival.	16
	12.8	Confidentiality.	16
	12.9	Attorneys’ Fees, Costs and Expenses.	17

13	DEFINITIONS		17
	13.1	Definitions.	17

This LOAN AND SECURITY AGREEMENT dated as of the Effective Date, between SILICON VALLEY BANK (“Bank”), whose address is 3003 Tasman Drive, Santa Clara, California 95054 with a loan production office located at 3343 Peachtree Road, N.E., Atlanta, Georgia 30326 and CardioMEMS, Inc., a Delaware corporation, whose address is 75 Fifth St., Suite 205, Atlanta, GA 30308 (“Borrower”) provides the terms on which Bank will lend to Borrower and Borrower will repay Bank. The parties agree as follows:

1 ACCOUNTING AND OTHER TERMS

Accounting terms not defined in this Agreement will be construed following GAAP. Calculations and determinations must be made following GAAP. The term “financial statements” includes the notes and schedules. The terms “including” and “includes” always mean “including (or includes) without limitation,” in this or any Loan Document.

2 LOAN AND TERMS OF PAYMENT

2.1 Promise to Pay.

Borrower promises to pay Bank the unpaid principal amount of all Credit Extensions and interest on the unpaid principal amount of the Credit Extensions.

2.1.1 Equipment Facility.

(a) Subject to the terms and conditions of this Agreement, Bank agrees to lend to Borrower, from time to time prior to the Commitment Termination Date, equipment advances (each an “Equipment Advance” and collectively the “Equipment Advances”) in an aggregate amount not to exceed the Committed Equipment Line. When repaid, the Equipment Advances may not be re-borrowed. The proceeds of the Equipment Advances will be used solely to reimburse Borrower for the purchase of Eligible Equipment purchased within 90 days of the Equipment Advance (except for the initial Equipment Advance, to be made on the Closing Date, which shall allow for Eligible Equipment purchased after August 31, 2003). Each Equipment Advance shall be considered a promissory note evidencing the amounts due hereunder for all purposes. Bank’s obligation to lend hereunder shall terminate on the earlier of (i) the occurrence and continuance of an Event of Default, or (ii) the Commitment Termination Date. For purposes of this Section, the minimum amount of each Equipment Advance, including the initial Equipment Advance, is One Hundred Thousand Dollars ($100,000) and the maximum number of Equipment Advances that will be made is eight (8), with no more than one (1) Equipment Advance being made per month.

(b) To obtain an Equipment Advance, Borrower will deliver to Bank a completed supplement in substantially the form attached as Exhibit B (“Loan Supplement”) signed by a Responsible Officer or his or her designee, copies of invoices for the Financed Equipment and such additional information as Bank may request at least five (5) Business Days before the proposed funding date (the “Funding Date”). On each Funding Date, Bank will specify in the Loan Supplement for each Equipment Advance, the Interest Rate, the Loan Factor, the Payment Dates and the Final Payment. If Borrower satisfies the conditions of each Equipment Advance specified herein, Bank will disburse such Equipment Advance by internal transfer to Borrower’s deposit account with Bank. Each Equipment Advance may not exceed 100% of the Original Stated Cost.

2.2 Termination of Commitment to Lend.

Bank’s obligation to lend the undisbursed portion of the credit amount to Borrower shall terminate if, in the Bank’s sole discretion, there has been a material adverse change in the general affairs, management, results of operations, condition (financial or otherwise) or prospects of Borrower, whether or not arising from transactions in the ordinary course of business, or there has been any material adverse deviation by Borrower from the business plan of Borrower presented to and accepted by Bank prior to the execution of this agreement.

2.3 Interest Rate, Payments.

2.3.1 As to Advances.

(a) Interest Rate. Equipment Advances accrue interest on the outstanding principal balance at a per annum rate equal to the greater of (i) Prime Rate plus 0.75% or (ii) 4.75%. After an Event of Default and during the continuance thereof, the Equipment Advances accrue interest at 5 percent above the rate effective immediately before the Event of Default. The interest rate increases or decreases when the Prime Rate changes; provided that the interest rate will be fixed on each Funding Date. Interest is computed on a 360 day year for the actual number of days elapsed.

(b) Payments. Borrower will make payments monthly in advance (collectively, “Scheduled Payments”) of principal and accrued interest for each Equipment Advance, on the first Business Day of the month following the Funding Date (or commencing on the Funding Date if the Funding Date is the first Business Day of the month) with respect to such Equipment Advance and continuing thereafter on the first Business Day of each calendar month (each a “Payment Date”), in an amount equal to the Loan Factor multiplied by the Loan Amount for such Equipment Advance as of such Payment Date. Equipment Advances for Eligible Equipment shall be repaid in full in equal monthly installments over the Repayment Period. All unpaid principal and accrued interest is due and payable in full on the last Payment Date with respect to such Equipment Advance (the “Maturity Date”). Payments received after 3:00 p.m. Eastern time are considered received at the opening of business on the next Business Day. When a payment is due on a day that is not a Business Day, the payment is due the next Business Day and additional interest shall accrue.

(c) Final Payment. On the Maturity Date with respect to each Equipment Advance, Borrower will pay, in addition to the unpaid principal and accrued interest and all other amounts due on such date with respect to such Equipment Advance, an amount equal to the Final Payment.

(d) Prepayment Upon an Event of Loss. If any Financed Equipment is subject to an Event of Loss and Borrower is required to or elect to prepay the Equipment Advance with respect to such Financed Equipment pursuant to Section 6.8, then such Equipment Advance shall be prepaid to the extent and in the manner provided in such section.

(e) Mandatory Prepayment Upon an Acceleration. If the Equipment Advances are accelerated following the occurrence of an Event of Default (other than following an Event of Loss), then Borrower will immediately pay to Bank without duplication, (i) all unpaid Scheduled Payments (including principal and interest) with respect to each Equipment Advance which are scheduled to be paid prior to the occurrence of an Event of Default, (ii) all remaining Scheduled Payments of principal, (iii) the Final Payment and (iv) all other sums, if any, that shall have become due and payable with respect to any Equipment Advance, including, without limitation, interest on the unpaid balance of the Equipment Advances at the Default Rate from the date of the occurrence of such Event of Default until repayment in full of the Obligations.

(f) Voluntary Prepayment. Borrower may prepay the Equipment Advances in whole or in part at any time without penalty or premium. At the time Borrower voluntarily prepays any Equipment Advance, it will also pay (i) all accrued interest on the amount prepaid to the date of prepayment, (ii) a pro-rate portion of the Final Payment equal to the Final Payment Percentage multiplied by the amount prepaid, and (iii) all other sums, if any, that shall have become due and payable with respect to such Equipment Advance. All partial prepayments shall be applied in inverse order of maturity.

2.3.2 Agreements Concerning Interest and Other Charges

Borrower and the Bank agree that the only charges imposed or to be imposed by Bank upon Borrower for the use of money in connection with the Obligations is and will be the interest required to be paid under the provisions of this Agreement as well as the related provisions of the Loan Documents. The amount of interest due and payable under this Agreement or the Loan Documents will not exceed the maximum rate of interest allowed by applicable law and, if any payment is made by Borrower or received by Bank in excess of such payment, such sum shall be credited as a payment of principal. It is the express intent that Borrower not pay and the Bank not receive, directly or indirectly or in any manner, interest in excess of that which may be lawfully paid under applicable law. All interest and other charges, fees or other amounts deemed to be interest which are paid or agreed to be paid to Bank under this Agreement or the Loan Documents shall, to the maximum extent permitted by applicable law, be amortized, allocated and spread on a pro-rata basis throughout the entire actual term of the Obligations. Any and all fees payable under this Agreement are not intended, and will not be deemed to be interest or a charge for use of money, but rather will constitute an “other charge” within the meaning of O.C.G.A. 7-4-2(a)(1).

2.3.3 Request to Debit Accounts.

Bank may debit any of Borrower’s deposit accounts including Account Number                  for principal and interest payments or any amounts Borrower owes Bank when due. Bank will notify Borrower when it debits Borrower’s accounts. These debits are not a set-off.

2.4 Fees.

Borrower will pay all Bank Expenses (including reasonable attorneys’ fees and reasonable expenses) incurred through and after the date of this Agreement, when due. Notwithstanding anything to the contrary with the forgoing, Bank agrees that Borrower’s liability for attorney’s fees for the documentation of the initial Loan Documents will not exceed $6,000.00.

3 CONDITIONS OF LOANS

3.1 Conditions Precedent to Initial Credit Extension.

Bank’s obligation to make the initial Credit Extension is subject to the condition precedent that it receive the agreements, documents and fees it requires.

3.2 Conditions Precedent to all Credit Extensions.

Bank’s obligations to make each Credit Extension, including the initial Credit Extension, is subject to the following:

(a) timely receipt of any Payment/Advance Form; and

(b) the representations and warranties in Section 5 must be materially true on the date of the Payment/Advance Form and on the effective date of each Credit Extension and no Event of Default may have occurred and be continuing, or result from the Credit Extension. Each Credit Extension is Borrower’s representation and warranty on that date that the representations and warranties of Section 5 remain true in all material respects.

4 CREATION OF SECURITY INTEREST

4.1 Grant of Security Interest.

Borrower grants Bank a continuing security interest in all presently existing and later acquired Collateral to secure all Obligations and performance of each of Borrower’s duties under the Loan Documents. Except for Permitted Liens, any security interest will be a first priority security interest in the Collateral. If this Agreement is terminated, Bank’s lien and security interest in an item of Collateral will continue until Borrower fully satisfies its Obligations with respect to such Collateral. Upon the payment in full of all amounts due under this Agreement and all other Obligations, Bank shall, at the cost and expense of Borrower, execute and deliver to Borrower all such documents and instruments as shall be necessary to evidence termination of this Agreement and the security interests created hereunder.

4.2 Authorization of File.

Borrower authorizes Bank to file financing statements without notice to Borrower, with all appropriate jurisdictions, as Bank deems appropriate, in order to perfect or protect Bank’s interest in the Collateral.

5 REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants as follows:

5.1 Due Organization and Authorization.

Borrower and each Subsidiary is duly existing and in good standing in its state of formation and qualified and licensed to do business in, and in good standing in, any state in which the conduct of its business or its ownership of property requires that it be qualified, except where the failure to do so could not reasonably be expected to cause a Material Adverse Change. Borrower has not changed its state of formation or its organizational structure or type or any organizational number (if any) assigned by its jurisdiction of formation.

The execution, delivery and performance of the Loan Documents have been duly authorized, and do not conflict with Borrower’s formation documents, nor constitute an event of default under any material agreement by which Borrower is bound. Borrower is not in default under any agreement to which or by which it is bound in which the default could reasonably be expected to cause a Material Adverse Change.

5.2 Collateral.

Borrower has good title to the Collateral, free of Liens except Permitted Liens or Borrower has Rights to each asset that is Collateral. The Collateral is not in the possession of any third party bailee (such as at a warehouse). In the event that Borrower, after the date hereof, intends to store or otherwise deliver the Collateral to such a bailee, then Borrower will receive the prior written consent of Bank and such bailee must acknowledge in writing that the bailee is holding such Collateral for the benefit of Bank.

5.3 Litigation.

Except as shown in the Schedule, there are no actions or proceedings pending or, to the knowledge of Borrower’s Responsible Officers, threatened by or against Borrower or any Subsidiary in which a likely adverse decision could reasonably be expected to cause a Material Adverse Change.

5.4 No Material Adverse Change in Financial Statements.

All consolidated financial statements for Borrower, and any Subsidiary, delivered to Bank fairly present in all material respects Borrower’s consolidated financial condition and Borrower’s consolidated results of operations. There has not been any material deterioration in Borrower’s consolidated financial condition since the date of the most recent financial statements submitted to Bank.

5.5 Solvency.

The fair salable value of Borrower’s assets (including goodwill minus disposition costs) exceeds the fair value of its liabilities; the Borrower is not left with unreasonably small capital after the transactions in this Agreement; and Borrower is able to pay its debts (including trade debts) as they mature.

5.6 Regulatory Compliance.

Borrower is not an “investment company” or a company “controlled” by an “investment company” under the Investment Company Act. Borrower is not engaged as one of its important activities in extending credit for margin stock (under Regulations T and U of the Federal Reserve Board of Governors). Borrower has complied in all material respects with the Federal Fair Labor Standards Act. Borrower has not violated any laws, ordinances or rules, the violation of which could reasonably be expected to cause a Material Adverse Change. None of Borrower’s or any Subsidiary’s properties or assets has been used by Borrower or any Subsidiary or, to the best of Borrower’s knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than legally. Borrower and each Subsidiary has timely filed all required tax returns and paid, or made adequate provision to pay, all material taxes, except those being contested in good faith with adequate reserves under GAAP. Borrower and each Subsidiary has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all government authorities that are necessary to continue its business as currently conducted, except where the failure to do so could not reasonably be expected to cause a Material Adverse Change.

5.7 Investments in Subsidiaries.

Borrower does not own any stock, partnership interest or other equity securities except for Permitted Investments.

5.8 Full Disclosure.

No written representation, warranty or other statement of Borrower in any certificate or written statement given to Bank (taken together with all such written certificates and written statements to Bank) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements, in light of the circumstances under which they were made, not misleading. It being recognized by Bank that the projections and forecasts provided by Borrower have been prepared in good faith and are based upon reasonable assumptions and are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected and forecasted results.

6 AFFIRMATIVE COVENANTS

Borrower will do all of the following for so long as Bank has an obligation to lend, or there are outstanding Obligations:

6.1 Government Compliance.

Borrower will maintain its and all Subsidiaries’ legal existence and good standing in its jurisdiction of formation and maintain qualification in each jurisdiction in which the failure to so qualify would reasonably be expected to cause a material adverse effect on Borrower’s business or operations. Borrower will comply, and have each Subsidiary comply, with all laws, ordinances and regulations to which it is subject, noncompliance with which could have a material adverse effect on Borrower’s business or operations or would reasonably be expected to cause a Material Adverse Change.

6.2 Financial Statements, Reports, Certificates.

(a) Borrower will deliver to Bank: (i) as soon as available, but no later than 30 days after the last day of each month, a company prepared consolidated balance sheet and income statement covering Borrower’s consolidated operations during the period certified by a Responsible Officer and in a form acceptable to Bank; (ii) as soon as available, but no later than 120 days after the last day of Borrower’s fiscal year, audited consolidated financial statements prepared under GAAP, consistently applied, together with an unqualified opinion on the financial statements from an independent certified public accounting firm reasonably acceptable to Bank; (iii) a prompt report of any legal actions pending or to the knowledge of Borrower’s Responsible Officers threatened against Borrower or any Subsidiary that could result in damages or costs to Borrower or any Subsidiary of $100,000 or more; (iv) budgets, sales projections, operating plans or other financial information Bank reasonably requests; and (v) prompt notice of any material change in the composition of the Intellectual Property, including any subsequent ownership right of Borrower in or to any Copyright, Patent or Trademark not shown in any intellectual property security agreement between Borrower and Bank or knowledge of an event that materially adversely affects the value of the Intellectual Property.

(b) Within 30 days after the last day of Borrower’s fiscal year, Borrower shall deliver to Bank its annual operating budget which budget shall include, at a minimum, projected balance sheets and income statements in a quarterly format.

6.3 Intentionally Omitted.

6.4 Taxes.

Borrower will make, and cause each Subsidiary to make, timely payment of all material federal, state, and local taxes or assessments (other than taxes and assessments which Borrower is contesting in good faith, with adequate reserves maintained in accordance with GAAP) and will deliver to Bank, on demand, appropriate certificates attesting to the payment.

6.5 Insurance.

Borrower will keep its business and the Collateral insured for risks and in amounts, as Bank may reasonably request. Insurance policies will be in a form, with companies, and in amounts that are satisfactory to Bank in Bank’s reasonable discretion. All property policies will have a lender’s loss payable endorsement showing Bank as an additional loss payee and all liability policies will show the Bank as an additional insured and provide that the insurer must give Bank at least 20 days notice before canceling its policy. At Bank’s request, Borrower will deliver certified copies of policies and evidence of all premium payments. Proceeds payable under any policy will, at Bank’s option, be payable to Bank on account of the Obligations.

6.6 Primary Accounts.

Borrower will maintain its primary depository and operating accounts and a majority of its investment accounts with Bank.

6.7 Intentionally Omitted.

6.8 Loss, Destruction or Damage.

Borrower will bear the risk of the Financed Equipment being lost, stolen, destroyed, or damaged. If during the term of this Agreement any item of Financed Equipment is lost, stolen, destroyed, damaged beyond repair, rendered permanently unfit for use, or seized by a governmental authority for any reason for a period equal to at least the remainder of the term of this Agreement (an “Event of Loss”), then in each case, Borrower:

(a) prior to the occurrence of an Event of Default, at Borrower’s option, will (i) pay to Bank on account of the Committed Equipment Line the pro-rata portion of accrued interest to the date of the prepayment on the portion of such Equipment subject to an Event of Loss, plus the pro rata portion of the outstanding principal balance of such Equipment subject to an Event of Loss, plus the pro rata Final Payment with respect to such Equipment Advance; or (ii) repair or replace any Financed Equipment subject to an Event of Loss provided the repaired or replaced Financed Equipment is of equal or like value to the Financed Equipment subject to an Event of Loss and provided further that Bank has a first priority perfected security interest in such repaired or replaced Financed Equipment.

(b) during the continuance of an Event of Default, on or before the Payment Date after such Event of Loss for each such item of Financed Equipment subject to such Event of Loss, Borrower will, at Bank’s option, pay to Bank an amount equal to the sum of: (i) the pro-rata portion of accrued interest to date of the prepayment on the portion of such Equipment subject to an Event of Loss, plus (ii) the pro rata portion of the outstanding principal balance of such Equipment subject to an Event of Loss, plus (iii) the pro rate Final Payment with respect to such Equipment Advance, plus (iv) all other sums, if any, that shall have become due and payable, including interest at the Default Rate with respect to any past due amounts.

(c) On the date of receipt by Bank of the amount specified above with respect to each such item of Financed Equipment subject to an Event of Loss, this Agreement shall terminate as to such Financed Equipment. If any proceeds of insurance or awards received from governmental authorities are in excess of the amount owed under this Section, Bank shall promptly remit to Borrower the amount in excess of the amount owed to Bank.

6.9 Further Assurances.

Borrower will execute any further instruments and take further action as Bank reasonably requests to perfect or continue Bank’s security interest in the Collateral or to effect the purposes of this Agreement.

7 NEGATIVE COVENANTS

For so long as Bank has an obligation to lend or there are any outstanding Obligations, Borrower shall not, without Bank’s prior written consent (which shall be a matter of its good faith business judgment), do any of the following:

7.1 Dispositions.

Convey, sell, lease, transfer or otherwise dispose of (collectively “Transfer”), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, except for Transfers (i) of Inventory in the ordinary course of business; (ii) of non-exclusive licenses and similar arrangements for the use of the property of Borrower or its Subsidiaries in the ordinary course of business; (iii) of worn-out or obsolete Equipment or (iv) other Transfers which in the aggregate do not exceed $50,000 in any fiscal year.

7.2 Changes in Business, Ownership, Management or Locations of Collateral.

Engage in or permit any of its Subsidiaries to engage in any business other than the businesses currently engaged in by Borrower or reasonably related thereto or have a material change in its management or a change in ownership of greater than 25% (other than by the sale of Borrower’s equity securities in a public offering or to venture capital investors so long as Borrower identifies the venture capital investors prior to the closing of the investment). Borrower will not, without at least 30 days prior written notice, relocate its chief executive office, change its state of formation (including reincorporation), change its organizational number or name or add any new offices or business locations (such as warehouses) in which Borrower maintains or stores over $20,000 in Collateral.

7.3 Mergers or Acquisitions.

Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person, except where (i) no Event of Default has occurred and is continuing or would result from such action during the term of this Agreement and (ii) such transaction would not result in a decrease of more than 25% of Tangible Net Worth. A Subsidiary may merge or consolidate into another Subsidiary or into Borrower.

7.4 Indebtedness.

Create, incur, assume, or be liable for any Indebtedness, or permit any Subsidiary to do so, other than Permitted Indebtedness.

7.5 Encumbrance.

Permit any Collateral not to be subject to the first priority security interest granted here, subject to Permitted Liens.

7.6 Distributions; Investments.

Directly or indirectly acquire or own any Person, or make any Investment in any Person, other than Permitted Investments except as permitted by Section 7.3, or permit any of its Subsidiaries to do so. Pay any dividends or make any distribution or payment or redeem, retire or purchase any capital stock except for (x) dividends and distributions solely in the capital stock of Borrower and (y) repurchases of stock from former employees, consultants, or directors of Borrower under the terms of applicable repurchase agreements, provided that no Event of Default has occurred, is continuing or would exist after giving effect to the repurchases.

7.7 Transactions with Affiliates.

Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower except for transactions that are in the ordinary course of Borrower’s business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm’s length transaction with a nonaffiliated Person.

7.8 Subordinated Debt.

Make or permit any payment on any Subordinated Debt, except under the terms of the Subordinated Debt, or amend any provision in any document relating to the Subordinated Debt without Bank’s prior written consent.

7.9 Compliance.

Become an “investment company” or a company controlled by an “investment company,” under the Investment Company Act of 1940 or undertake as one of its important activities extending credit to purchase or carry margin stock, or use the proceeds of any Credit Extension for that purpose; fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, if the violation could reasonably be expected to have a material adverse effect on Borrower’s business or operations or would reasonably be expected to cause a Material Adverse Change, or permit any of its Subsidiaries to do so.

8 EVENTS OF DEFAULT

Any one of the following is an Event of Default:

8.1 Payment Default.

If Borrower fails to pay any of the Obligations within 3 days after their due date, however, during such period no Credit Extensions will be made;

8.2 Covenant Default.

(a) If Borrower fails to perform any obligation under Sections 6.2 or violates any of the covenants contained in Section 7 of this Agreement, or

(b) If Borrower fails or neglects to perform, keep, or observe any other material term, provision, condition, covenant, or agreement contained in this Agreement, in any of the Loan Documents, or in any other present or future agreement between Borrower and Bank and as to any default under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure such default within ten (10) days after the occurrence thereof; provided, however, that if the default cannot by its nature be cured within the ten (10) day period or cannot after diligent attempts by Borrower be cured within such ten (10) day period, and such default is likely to be cured within a reasonable time, then Borrower shall have an additional reasonable period (which shall not in any case exceed thirty (30) days) to attempt to cure such default, and within such reasonable time period the failure to have cured such default shall not be deemed an Event of Default (provided that no Credit Extensions will be made during such cure period);

8.3 Material Adverse Change.

If there (i) occurs a material adverse change in the business, operations, or financial condition of the Borrower, or (ii) is a material impairment of the prospect of repayment of any portion of the Obligations; or (iii) is a material impairment of the value or priority of Bank’s security interests in the Collateral (the foregoing being defined as a “Material Adverse Change”).

8.4 Attachment.

If any material portion of Borrower’s assets is attached, seized, levied on, or comes into possession of a trustee or receiver and the attachment, seizure or levy is not removed in 30 days (or, if the Financed Equipment is included in such action, then the attachment, seizure or levy must be removed in 10 days), or if Borrower is enjoined, restrained, or prevented by court order from conducting a material part of its business or if a judgment or other claim becomes a Lien on a material portion of Borrower’s assets, or if a notice of lien, levy, or assessment is filed against any of Borrower’s assets by any government agency and not paid within 30 days after Borrower receives notice (or, if the Financed Equipment is included in such action, then such payment must be made within 10 days). These are not Events of Default if stayed or if a bond is posted pending contest by Borrower (but no Credit Extensions will be made during the cure period);

8.5 Insolvency.

If Borrower becomes insolvent or if Borrower begins an Insolvency Proceeding or an Insolvency Proceeding is begun against Borrower and not dismissed or stayed within 45 days (but no Credit Extensions will be made before any Insolvency Proceeding is dismissed);

8.6 Other Agreements.

If there is a default in any agreement between Borrower and a third party that gives the third party the right to accelerate any Indebtedness exceeding $100,000 or that could cause a Material Adverse Change;

8.7 Judgments.

If a money judgment(s) in the aggregate of at least $50,000 is rendered against Borrower and is unsatisfied and unstayed for 30 days (but no Credit Extensions will be made before the judgment is stayed or satisfied);

8.8 Misrepresentations.

If Borrower or any Person acting for Borrower makes any material misrepresentation or material misstatement now or later in any warranty or representation in this Agreement or in any writing delivered to Bank or to induce Bank to enter this Agreement or any Loan Document; or

8.9 Guaranty.

Any guaranty of any Obligations ceases for any reason to be in full force or any Guarantor does not perform any obligation under any guaranty of the Obligations, or any material misrepresentation or material misstatement exists now or later in any warranty or representation in any guaranty of the Obligations or in any certificate delivered to Bank in connection with the guaranty, or any circumstance described in Sections 8.4, 8.5 or 8.7 occurs to any Guarantor.

9 BANK’S RIGHTS AND REMEDIES

9.1 Rights and Remedies.

When an Event of Default occurs and continues Bank may, without notice or demand, do any or all of the following:

(a) Declare all Obligations immediately due and payable (but if an Event of Default described in Section 8.5 occurs all Obligations are immediately due and payable without any action by Bank);

(b) Stop advancing money or extending credit for Borrower’s benefit under this Agreement or under any other agreement between Borrower and Bank;

(c) Make any payments and do any acts it considers necessary or reasonable to protect its security interest in the Collateral. Borrower will assemble the Collateral if Bank requires and make it available as Bank designates. Bank may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred. Borrower grants Bank a license to enter and occupy any of its premises, without charge, to exercise any of Bank’s rights or remedies;

(d) Apply to the Obligations any (i) balances and deposits of Borrower it holds, or (ii) any amount held by Bank owing to or for the credit or the account of Borrower;

(e) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral. Bank is granted a non-exclusive, royalty-free license or other right to use, without charge, Borrower’s labels, Patents, Copyrights, Mask Works, rights of use of any name, trade secrets, trade names, Trademarks, service marks, and advertising matter, or any similar property as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Bank’s exercise of its rights under this Section, Borrower’s rights under all licenses and all franchise agreements inure to Bank’s benefit; and

(f) Dispose of the Collateral according to the Code.

9.2 Power of Attorney.

Effective only when an Event of Default occurs and continues, Borrower irrevocably appoints Bank as its lawful attorney to: (i) endorse Borrower’s name on any checks or other forms of payment or security; (ii) make, settle, and adjust all claims under Borrower’s insurance policies; and (iii) transfer the Collateral into the name of Bank or a third party as the Code permits. Bank may exercise the power of attorney to sign Borrower’s name on any documents necessary to perfect or continue the perfection of any security interest regardless of whether an Event of Default has occurred. Bank’s appointment as Borrower’s attorney in fact, and all of Bank’s rights and powers, coupled with an interest, are irrevocable until all Obligations have been fully repaid and performed and Bank’s obligation to provide Credit Extensions terminates.

9.3 Bank Expenses.

If Borrower fails to pay any amount or furnish any required proof of payment to third persons, Bank may make all or part of the payment or obtain insurance policies required in Section 6.5, and take any action under the policies Bank deems prudent. Any amounts paid by Bank are Bank Expenses and immediately due and payable, bearing interest at the then applicable rate and secured by the Collateral. No payments by Bank are deemed an agreement to make similar payments in the future or Bank’s waiver of any Event of Default.

9.4 Bank’s Liability for Collateral.

If Bank complies with reasonable banking practices and Section 9-207 of the Code, it is not liable for: (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; (c) any diminution in the value of the Collateral; or (d) any act or default of any carrier, warehouseman, bailee, or other person. Except as provided above, Borrower bears all risk of loss, damage or destruction of the Collateral.

9.5	Remedies Cumulative.

Bank’s rights and remedies under this Agreement, the Loan Documents, and all other agreements are cumulative. Bank has all rights and remedies provided under the Code, by law, or in equity. Bank’s exercise of one right or remedy is not an election, and Bank’s waiver of any Event of Default is not a continuing waiver. Bank’s delay is not a waiver, election, or acquiescence. No waiver is effective unless signed by Bank and then is only effective for the specific instance and purpose for which it was given.

9.6	Demand Waiver.

Borrower waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by Bank on which Borrower is liable.

10	NOTICES AND WAIVERS

10.1	Notices.

Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other agreement entered into in connection herewith shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by a recognized overnight delivery service, certified mail, postage prepaid, return receipt requested, or by telefacsimile to Borrower or to Bank, as the case may be, at its addresses set forth below:

If to Borrower	CardioMEMS, Inc.
75 Fifth St., Suite 205
Atlanta, GA 30308
Attn: David Stern, President and CEO
FAX: (404) 885-9974

If to Bank	Silicon Valley Bank
3353 Peachtree Road, NE, Suite M-10
Atlanta, GA 30326
Attn: Dale Kirkland, Vice President
FAX: (404) 467-4467

11	CHOICE OF LAW , VENUE AND JURY TRIAL WAIVER

Georgia law governs the Loan Documents without regard to principles of conflicts of law. Borrower and Bank each submit to the exclusive jurisdiction of the State and Federal courts in Fulton or Dekalb County, Georgia.

BORROWER AND BANK EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

12	GENERAL PROVISIONS

12.1	Successors and Assigns.

This Agreement binds and is for the benefit of the successors and permitted assigns of each party. Borrower may not assign this Agreement or any rights under it without Bank’s prior written consent which may be granted or withheld in Bank’s discretion. Bank has the right, without the consent of or notice to Borrower, to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Bank’s obligations, rights and benefits under this Agreement.

12.2	Indemnification.

Borrower will indemnify, defend and hold harmless Bank and its officers, employees, and agents against: (a) all obligations, demands, claims, and liabilities asserted by any other party in connection with the transactions contemplated by the Loan Documents; and (b) all losses or Bank Expenses incurred, or paid by Bank from, following, or consequential to transactions between Bank and Borrower (including reasonable attorneys fees and expenses), in each case except for losses caused by Bank’s gross negligence or willful misconduct.

12.3	Time of Essence.

Time is of the essence for the performance of all obligations in this Agreement.

12.4	Severability of Provision.

Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

12.5	Amendments in Writing, Integration.

All amendments to this Agreement must be in writing and signed by Borrower and Bank. This Agreement represents the entire agreement about this subject matter, and supersedes prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Agreement merge into this Agreement and the Loan Documents.

12.6	Counterparts.

This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, are an original, and all taken together, constitute one Agreement.

12.7	Survival.

All covenants, representations and warranties made in this Agreement continue in full force while any Obligations remain outstanding. The obligations of Borrower in Section 12.2 to indemnify Bank will survive until all statutes of limitations for actions that may be brought against Bank have run.

12.8	Confidentiality.

In handling any confidential information, Bank will exercise the same degree of care that it exercises for its own proprietary information, but disclosure of information may be made (i) to Bank’s subsidiaries or affiliates in connection with their business with Borrower, (ii) to prospective transferees or purchasers of any interest in the loans (provided, however, Bank shall use commercially reasonable efforts in obtaining such prospective transferee or purchasers agreement of the terms of this provision), (iii) as required by law, regulation, subpoena, or other order, (iv) as required in connection with Bank’s examination or audit and (v) as Bank considers appropriate exercising remedies under this Agreement. Confidential information does not include information that either: (a) is in the public domain or in Bank’s possession when disclosed to Bank, or becomes part of the public domain after disclosure to Bank through no fault of Bank; or (b) is disclosed to Bank by a third party, if Bank does not know that the third party is prohibited from disclosing the information.

12.9	Attorneys’ Fees, Costs and Expenses.

In any action or proceeding between Borrower and Bank arising out of the Loan Documents, the prevailing party will be entitled to recover its reasonable attorneys’ fees and other reasonable costs and expenses incurred, in addition to any other relief to which it may be entitled.

13	DEFINITIONS

13.1	Definitions.

In this Agreement:

“Accounts” are all existing and later arising accounts, contract rights, and other obligations owed Borrower in connection with its sale or lease of goods (including licensing software and other technology) or provision of services, all credit insurance, guaranties, other security and all merchandise returned or reclaimed by Borrower and Borrower’s Books relating to any of the foregoing, as such definition may be amended from time to time according to the Code.

“Affiliate” of a Person is a Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person’s senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person’s managers and members.

“Bank Expenses” are all audit fees and expenses and reasonable costs and expenses (including reasonable attorneys’ fees and expenses) for preparing, negotiating, administering, defending and enforcing the Loan Documents (including appeals or Insolvency Proceedings).

“Borrower’s Books” are all Borrower’s books and records including ledgers, records regarding Borrower’s assets or liabilities, the Collateral, business operations or financial condition and all computer programs or discs or any equipment containing the information.

“Business Day” is any day that is not a Saturday, Sunday or a day on which the Bank is closed.

“Code” is the Uniform Commercial Code as the same may, from time to time, be in effect in the State of Georgia; provided, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of Bank’s security interest in any Collateral is governed by the Uniform Commercial Code in effect in a jurisdiction other than the State of Georgia, the term “Code” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions of this Loan Agreement relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

“Collateral” is the property described on Exhibit A.

“Committed Equipment Line” is a Credit Extension of up to One Million Dollars ($1,000,000.00).

“Commitment Termination Date” is the earlier of (i) the date which is nine (9) months from the Effective Date or (ii) December 31, 2004.

“Contingent Obligation” is, for any Person, any direct or indirect liability, contingent or not, of that Person for (i) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (ii) any obligations for undrawn letters of credit for the account of that Person; and (iii) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; but “Contingent Obligation” does not include endorsements in the ordinary course of business. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under the guarantee or other support arrangement.

“Copyrights” are all copyright rights, applications or registrations and like protections in each work or authorship or derivative work, whether published or not (whether or not it is a trade secret) now or later existing, created, acquired or held.

“Credit Extension” is each Equipment Advance, or any other extension of credit by Bank for Borrower’s benefit.

“Effective Date” is the date Bank executes this Agreement.

“Eligible Equipment” is general purpose computer equipment, office equipment, test and laboratory equipment, furnishings, and, subject to the limitations set forth below, Other Equipment that complies with all of Borrower’s representations and warranties to Bank and which is acceptable to Bank in all respects. All Equipment financed with the proceeds of Equipment Advances shall be new.

“Equipment” is all present and future machinery, equipment, tenant improvements, furniture, fixtures, vehicles, tools, parts and attachments in which Borrower has any interest.

“Equipment Advance” is defined in Section 2.1.1.

“ERISA” is the Employment Retirement Income Security Act of 1974, and its regulations.

“Event of Loss” is defined in Section 6.8.

“Final Payment” is a payment (in addition to and not a substitution for the regular monthly payments of principal plus accrued interest) due on the Maturity Date for such Equipment Advance equal to the Loan Amount then in effect for such Equipment Advance multiplied by the Final Payment Percentage.

“Final Payment Percentage” is, for each Equipment Advance, four percent (4.0%).

“Financed Equipment” is defined in the Loan Supplement.

“Funding Date” is any date on which an Equipment Advance is made to or on account of Borrower.

“GAAP” is generally accepted accounting principles.

“Guarantor” is any present or future guarantor of the Obligations.

“Indebtedness” is (a) indebtedness for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations and (d) Contingent Obligations.

“Insolvency Proceeding” are proceedings by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

“Intellectual Property” is all of Borrower’s:

(a) Copyrights, Trademarks, Patents, and Mask Works including amendments, renewals, extensions, and all licenses or other rights to use and all license fees and royalties from the use;

(b) Any trade secrets and any intellectual property rights in computer software and computer software products now or later existing, created, acquired or held;

(c) All design rights which may be available to Borrower now or later created, acquired or held;

(d) Any claims for damages (past, present or future) for infringement of any of the rights above, with the right, but not the obligation, to sue and collect damages for use or infringement of the intellectual property rights above;

All proceeds and products of the foregoing, including all insurance, indemnity or warranty payments.

“Interest Rate” is defined in Section 2.3.1.

“Inventory” is present and future inventory in which Borrower has any interest, including merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products intended for sale or lease or to be furnished under a contract of service, of every kind and description now or later owned by or in the custody or possession, actual or constructive, of Borrower, including inventory temporarily out of its custody or possession or in transit and including returns on any accounts or other proceeds (including insurance proceeds) from the sale or disposition of any of the foregoing and any documents of title.

“Investment” is any beneficial ownership of (including stock, partnership interest or other securities) any Person, or any loan, advance or capital contribution to any Person.

“Lien” is a mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

“Loan Amount” means, with respect to each Equipment Advance, the original principal amount of such Equipment Advance minus any prepayments made pursuant to Section 2.3.1(d) or 2.3.1(f).

“Loan Documents” are, collectively, this Agreement, any note, or notes or guaranties executed by Borrower or Guarantor, and any other present or future agreement between Borrower and/or for the benefit of Bank in connection with this Agreement, all as amended, extended or restated.

“Loan Factor” is the percentage which results from amortizing the Equipment Advance over the Repayment Period, using the Interest Rate.

“Mask Works” are all mask works or similar rights available for the protection of semiconductor chips, now owned or later acquired.

“Material Adverse Change” is defined in Section 8.3.

“Maturity Date” is, with respect to each Equipment Advance, the last day of the Repayment Period for such Equipment Advance, or if earlier, the date of acceleration of such Equipment Advance by Bank following an Event of Default.

“Obligations” are debts, principal, interest, Bank Expenses and other amounts Borrower owes Bank under or in connection with this Agreement now or later, including cash management services, letters of credit and foreign exchange contracts, if any and including interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrower assigned to Bank.

“Original Stated Cost” is (i), the original cost to the Borrower of the item of new Eligible Equipment net of any and all freight, installation, tax or (ii) the fair market value assigned to such item of used Eligible Equipment by mutual agreement of Borrower and Bank at the time of making of the Equipment Advance.

“Other Equipment” is leasehold improvements, intangible property such as computer software and software licenses, equipment specifically designed or manufactured for Borrower, payments to consultants and contractors, sales tax, freight and installation expenses, other intangible property, limited use property and other similar property. Unless otherwise agreed to by Bank: not more than 30% of the Equipment financed with the proceeds of each Equipment Advance shall consist of Other Equipment.

“Patents” are patents, patent applications and like protections, including improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.

“Permitted Indebtedness” is:

(a) Borrower’s indebtedness to Bank under this Agreement or any other Loan Document;

(b) Indebtedness existing on the Effective Date and shown on the Schedule;

(c) Subordinated Debt;

(d) Indebtedness to trade creditors incurred in the ordinary course of business;

(e) Indebtedness secured by Permitted Liens;

(f) Other Indebtedness not otherwise permitted by Section 7.4 not exceeding $50,000 in the aggregate outstanding at any time; and

(g) Extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness (a) through

(f) above, provided that the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms upon Borrower.

“Permitted Investments” are:

(a) Investments shown on the Schedule and existing on the Effective Date;

(b)(i) marketable direct obligations issued or unconditionally guaranteed by the United States or its agency or any State maturing within 1 year from its acquisition, (ii) commercial paper maturing no more than 1 year after its creation and having the highest rating from either Standard & Poor’s Corporation or Moody’s Investors Service, Inc., (iii) Bank’s certificates of deposit issued maturing no more than 1 year after issue; and (iv) any Investments permitted by Borrower’s investment policy, as amended from time to time, provided that such investment policy (and any such amendment thereto) has been approved by Bank;

(c) Investments consisting of (i) travel advances and employee relocation loans and other employee loans and advances in the ordinary course of business and (ii) loans to employees, officers or directors relating to the purchase of equity securities of Borrower or its Subsidiaries pursuant to employee stock purchase plans or agreements approved by Borrower’s Board of Directors; which do not exceed $150,000 in the aggregate in any year;

(d) Investments (including debt obligations) received in connection with bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business;

(e) Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the ordinary course of business; provided that this paragraph (e) shall not apply to Investments of Borrower in any Subsidiary;

(f) Joint ventures or strategic alliances (in the ordinary course of Borrower’s business) consisting of the non-exclusive licensing of technology, the development of technology or the providing of technical support, provided that any cash investments by Borrower do not exceed $50,000 in the aggregate in any fiscal year;

(g) Investments pursuant to or arising under currency agreements or interest rate agreements entered into in the ordinary course of business;

(h) Investments consisting of deposit accounts and securities accounts of Borrower in which Bank has a perfected security interest; and

(i) Other Investments not otherwise permitted by Section 7.6 not exceeding $50,000 in the aggregate outstanding at any time.

“Permitted Liens” are:

(a) Liens existing on the Effective Date and shown on the Schedule or arising under this Agreement or other Loan Documents;

(b) Liens for taxes, fees, assessments or other government charges or levies, either not delinquent or being contested in good faith and for which Borrower maintains adequate reserves on its Books, if they have no priority over any of Bank’s security interests;

(c) Purchase money Liens (i) on Equipment acquired or held by Borrower or its Subsidiaries incurred for financing the acquisition of the Equipment (including capital leases), or (ii) existing on equipment when acquired, if the Lien is confined to the property and improvements and the proceeds of the equipment;

(d) Licenses or sublicenses granted in the ordinary course of Borrower’s business and any interest or title of a licensor or under any license or sublicense, if the licenses and sublicenses permit granting Bank a security interest;

(e) Leases or subleases granted in the ordinary course of Borrower’s business, including in connection with Borrower’s leased premises or leased property;

(f) materialmen’s, mechanic’s, repairmen’s, employee’s or other like Liens arising in the ordinary course of business and which are not delinquent for more than 45 days or are being contested in good faith by appropriate proceedings;

(g) banker’s liens, rights of setoff and similar Liens incurred on deposits made in the ordinary course of business;

(h) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Section 8.4 or 8.7;

(i) Liens in favor of other financial institutions arising in connection with Borrower’s deposit accounts or securities accounts held at such institutions;

(j) Liens to secure payment of worker’s compensation, employment insurance, old age pensions or other social security obligations of Borrower in the ordinary course of business of Borrower; and

(k) easements, reservations, rights-of-way, restrictions, minor defects or irregularities in title and similar charges or encumbrances affecting real property not constituting a material adverse effect on the business or condition (financial or otherwise) of Borrower.

(l) Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described in (a) through (k), but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness may not increase.

“Person” is any individual, sole proprietorship, partnership, limited liability company, joint venture, company association, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

“Prime Rate” is Bank’s most recently announced “prime rate,” even if it is not Bank’s lowest rate.

“Repayment Period” as to the Equipment Advance, is 36 months.

“Responsible Officer” is each of the Chief Executive Officer, the President, the Chief Financial Officer and the Controller of Borrower.

“Rights”, as applied to the Collateral, means the Borrower’s rights and interests in, and powers with respect to, that Collateral, whatever the nature of those rights, interests and powers and, in any event, including Borrower’s power to transfer rights in such Collateral to Bank.

“Schedule” is any attached schedule of exceptions.

“Scheduled Payment” is defined in Section2.3.1.

“Subordinated Debt” is debt incurred by Borrower subordinated to Borrower’s indebtedness owed to Bank and which is reflected in a written agreement in a manner and form acceptable to Bank and approved by Bank in writing.

“Subsidiary” is for any Person, or any other business entity of which more than 50% of the voting stock or other equity interests is owned or controlled, directly or indirectly, by the Person or one or more Affiliates of the Person.

“Tangible Net Worth” is, on any date, the consolidated total assets of Borrower and its Subsidiaries minus, (i) any amounts attributable to (a) goodwill, (b) intangible items such as unamortized debt discount and expense, patents, trade and service marks and names, copyrights and research and development expenses except prepaid expenses, and (c) reserves not already deducted from assets, and (ii) Total Liabilities.

“Total Liabilities” is on any day, obligations that should, under GAAP, be classified as liabilities on Borrower’s consolidated balance sheet, including all Indebtedness, and current portion Subordinated Debt allowed to be paid, but excluding all other Subordinated Debt.

“Trademarks” are trademark and servicemark rights, registered or not, applications to register and registrations and like protections, and the entire goodwill of the business of Assignor connected with the trademarks.

BORROWER:

CARDIOMEMS, INC.

By:	/s/ Sandeep Yadav

Title:	CFO

BANK:

SILICON VALLEY BANK

By:	/s/ Dale Kirkland

Title:	SVP

Effective Date:	4/27/04

Schedule to Loan and Security Agreement

The exact correct corporate name of Borrower is (attach a copy of the formation documents, e.g.,

articles, partnership agreement): CardioMEMS, Inc.

Borrower’s State of formation: Delaware

Borrower has operated under only the following other names (if none, so state):

None

All other address at which the Borrower does business are as follows (attach additional sheets if necessary and include all warehouse addresses):

None

Borrower has deposit accounts and/or investment accounts located only at the following institutions:

Suntrust

List Acct. Numbers:

Liens existing on the Effective Date and disclosed to and accepted by Bank in writing:

None

Investments existing on the Effective Date and disclosed to and accepted by Bank in writing:

None

Indebtedness on the Effective Date and disclosed to and consented to by Bank in writing:

None

Borrower is not subject to litigation which would have a material adverse effect on the Borrower’s financial condition, except the following (attach additional comments, if needed):

None

Tax ID Number: 582621266

Organizational Number, if any: —

EXHIBIT A

The Collateral consists of all Financed Equipment now owned or hereafter acquired, including, without limitation, all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to the foregoing, wherever located; and

All Borrower’s Books relating to the foregoing and any and all claims, rights and interests in any of the above and all substitutions for, additions and accessions to and proceeds thereof.

EXHIBIT B

FORM OF LOAN AGREEMENT SUPPLEMENT

LOAN AGREEMENT SUPPLEMENT No. [ ]

LOAN AGREEMENT SUPPLEMENT No. [ ], dated 4/27 , 2004 (“Supplement”), to the Loan and Security Agreement dated as of the Effective Date (the “Loan Agreement) by and between the undersigned (“Borrower”), and Silicon Valley Bank (“Bank”).

Capitalized terms used herein but not otherwise defined herein are used with the respective meanings given to such terms in the Loan Agreement.

To secure the prompt payment by Borrower of all amounts from time to time outstanding under the Loan Agreement, and the performance by Borrower of all the terms contained in the Loan Agreement, Borrower grants Bank, a first priority security interest in each item of equipment and other property described in Annex A hereto, which equipment and other property shall be deemed to be additional Financed Equipment and Collateral. The Loan Agreement is hereby incorporated by reference herein and is hereby ratified, approved and confirmed.

Annex A (Equipment Schedule) and Annex B (Loan Terms Schedule) are attached hereto.

The proceeds of the Loan should be transferred to Borrower’s account with Bank set forth below:

Bank Name:       Silicon Valley Bank

Account No.:    3300410557

Borrower hereby certifies that (a) the foregoing information is true and correct and authorizes Bank to endorse in its respective books and records, the Interest Rate applicable to the Funding Date of the Loan contemplated in this Loan Agreement Supplement and the principal amount set forth in the Loan Terms Schedule; (b) the representations and warranties made by Borrower in the Loan Agreement are true and correct on the date hereof and will be true and correct on such Funding Date. No Event of Default has occurred and is continuing under the Loan Agreement. This Supplement may be executed by Borrower and Bank in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

This Supplement is delivered as of this day and year first above written.

SILICON VALLEY BANK		CardioMEMS, Inc.

By:	/s/ Dale Kirkland	By:	/s/ Sandeep Yadav
Name:	Dale Kirkland	Name:	Sandeep Yadav
Title:	SVP	Title:	CFO

Annex A - Description of Financed Equipment

Annex B - Loan Terms Schedule

Annex A to Exhibit B

The Financed Equipment being financed with the Equipment Advance which this Loan Agreement Supplement is being executed is listed below. Upon the funding of such Equipment Advance, this schedule automatically shall be deemed to be a part of the Collateral.

Description of Equipment:	Make	Model	Serial #	Invoice #

Annex B to Exhibit B

LOAN TERMS SCHEDULE #

Loan Funding Date:             , 200

Original Loan Amount: $

Interest Rate:            %

Loan Factor:             %

Scheduled Payment Dates and Amounts*:

One (1) payment of $             due

               payment of $             due monthly in advance from              through             .

One (1) payment of $             due

Maturity Date:

Final Payment: An additional amount equal to the Final Payment Percentage multiplied by the Loan

Amount then in effect, shall be paid on the Maturity Date with respect to such Loan.

Payment No.	Payment Date
1
2
3
4

[                    ]

*/	The amount of each Scheduled Payment will change as the Loan Amount changes.

EXHIBIT C

COMPLIANCE CERTIFICATE

TO: SILICON VALLEY BANK

FROM: CARDIOMEMS, INC.

The undersigned authorized officer of CardioMEMS, Inc. (“Borrower”) certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”), (i) Borrower is in complete compliance for the period ending 3-31-04 with all required covenants except as noted below and (ii) all representations and warranties in the Agreement are true and correct in all material respects on this date. Attached are the required documents supporting the certification. The Officer certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The Officer acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required		Complies

Monthly financial statements + CC	Monthly within 30 days	☒	Yes	☐	No
Annual (Audited)	FYE within 120 150/s/DK days	☒	Yes	☐	No
Operating Budget (quarterly format)	Annually within 30 days	☒	Yes	☐	No

Comments Regarding Exceptions: See Attached.

Sincerely,	BANK USE ONLY

CARDIOMEMS, INC.	Received by:
/s/ SANDEEP YADAV		AUTHORIZED SIGNER
SIGNATURE	Date:

CFO	Verified:
TITLE		AUTHORIZED SIGNER

4-27-04	Date:
DATE	Compliance Status:	Yes No

SILICON VALLEY BANK

PRO FORMA INVOICE FOR LOAN CHARGES

BORROWER:	CardioMEMS, Inc.

LOAN OFFICER:	Dale Kirkland/Steve DiPasqule

DATE:	April 16, 2004

Bank Fees:
Loan Fee	None
Credit Report	35.00

Bank Outside Counsel Fees:
UCC Search Fee	$129.00
UCC Filing Fee	113.50
Documentation Fee	4,100.00

Less Good Faith Deposit	$(2,500.00)

TOTAL FEE DUE	$1,877.50

Please indicate the method of payment:

{☒} A check for the total amount is attached.

{    } Debit DDA #                      for the total amount.

{    } Loan proceeds

Borrower:

By:	/s/ Sandeep Yadav
(Authorized Signer)

/s/ Dale Kirkland		4/27/04
Silicon Valley Bank		(Date)
Account Officer’s Signature

CORPORATE BORROWING RESOLUTION

Borrower:	CardioMEMS, Inc. 75 Fifth Street, Suite 205 Atlanta, GA 30308	Bank:	Silicon Valley Bank 3353 Peachtree Road, N.E., Suite M-10 Atlanta, GA 30326

I, the Secretary or Assistant Secretary of CardioMEMS, Inc. (“Borrower”), CERTIFY that Borrower is a corporation existing under the laws of the State of Delaware.

I certify that at a meeting of Borrower’s Directors (or by other authorized corporate action) duly held the following resolutions were adopted.

It is resolved that any one of the following officers of Borrower, whose name, title and signature is below:

NAMES	POSITIONS	ACTUAL SIGNATURES

Sandeep Yadav	CFO	/s/ Sandeep Yadav
David Stern	CEO
Jay Yadav	Chairman

may act for Borrower and:

Borrow Money. Borrow money from Silicon Valley Bank (“Bank”).

Execute Loan Documents. Execute any loan documents Bank requires.

Grant Security. Grant Bank a security interest in any of Borrower’s assets.

Negotiate Items. Negotiate or discount all drafts, trade acceptances, promissory notes, or other indebtedness in which Borrower has an interest and receive cash or otherwise use the proceeds.

Letters of Credit. Apply for letters of credit from Bank.

Foreign Exchange Contracts. Execute spot or forward foreign exchange contracts.

Issue Warrants. Issue warrants for Borrower’s stock.

Further Acts. Designate other individuals to request advances, pay fees and costs and execute other documents or agreements (including documents or agreement that waive Borrowers right to a jury trial) they think necessary to effectuate these Resolutions.

Further resolved that all acts authorized by these Resolutions and performed before they were adopted are ratified. These Resolutions remain in effect and Bank may rely on them until Bank receives written notice of their revocation.

I certify that the persons listed above are Borrower’s officers with the titles and signatures shown following their names and that these resolutions have not been modified are currently effective.

CERTIFIED TO AND ATTESTED BY:

X
*Secretary or Assistant Secretary

X

*	NOTE: In case the Secretary or other certifying officer is designated by the foregoing resolutions as one of the signing officers, this resolution should also be signed by a second Officer or Director of Borrower.